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                                 [LETTERHEAD]


                                December  2, 1998


EXHIBIT 8.1
BLACKLINED VERSION REVISED FROM FORM FILED WITH
AMENDMENT NO. 1


Commonwealth Edison Company
Ten South Dearborn Street
37th Floor
Chicago, IL 60603

Ladies and Gentlemen:

          Reference is made to Amendment No. 1, Amendment No. 2, Amendment No. 3 and any subsequent amendment to the Registration Statement on Form S-3 (collectively, the "Registration Statement") filed with the Securities and Exchange Commission by Commonwealth Edison Company (the "Company") , Registration Number 333-60907, and to the prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") included in the Registration Statement relating to the issuance of the Transitional Funding Trust Notes, Series 1998 (the "Notes").


          We are special counsel to the Company in connection with the issuance of the Notes. Reference is made to the statements in the Prospectus under the headings "Prospectus Summary -- Taxation of the Notes" and "Material United States Federal Tax Consequences," and in the Prospectus Supplement under the heading "Prospectus Supplement Summary -- Taxation of the Notes," which have been prepared or reviewed by us. To the extent such statements constitute discussion of matters of federal tax law or legal conclusions with respect thereto, in our opinion such statements are correct and, subject to the qualifications and limitations set forth under such headings, such statements summarize all material United States federal income and estate tax consequences relevant to the purchase, ownership and disposition of the Notes by the beneficial owners thereof. To the extent not inconsistent with the immediately preceding sentence, we hereby confirm and adopt such statements as our opinion as to the matters described thereby.

          In rendering this opinion, we have relied without independent investigation on the description of the Notes set forth in the Prospectus and Prospectus

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[LETTERHEAD]

Commonwealth Edison Company
December 2, 1998
Page 2


Supplement. In rendering this opinion, we have assumed that the Notes will constitute indebtedness of ComEd for federal income and estate tax purposes. We hereby consent to the reference to this Firm in the Prospectus and the Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement.

          We assume no obligation to update or supplement this letter, the Prospectus or the Prospectus Supplement to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law that may hereafter occur.

                                   Very truly yours,